Kramer Levin Naftalis & Frankel LLP

[●], 2012

Spectrum Group International, Inc.

1063 McGaw

Irvine, CA 92614

Re:	Spectrum Group International, Inc. Registration Statement on Form S-1 (File No. 333-180214)

Ladies and Gentlemen:

We have acted as counsel to Spectrum Group International, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-1 (Commission File No. 333-180214) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), with respect to the anticipated issuance by the Registrant to its shareholders of record as [●], 2012 (the “Record Date”) of transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Registrant at a price of $1.90 per share (the “Rights Offering”). Pursuant to the Rights Offering, up to [19,717,023] shares of Common Stock may be issued and sold by the Registrant upon exercise of the Rights (the “Rights Shares”).

We have reviewed copies of the Registration Statement, the Transferable Subscription Rights Certificate filed as Exhibit 4.1 to the Registration Statement (the “Rights Certificate”), the Certificate of Incorporation of the Registrant, the By-laws of the Registrant and resolutions of the Board of Directors of the Registrant.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Registrant, public officials and others. We have not independently verified the facts so relied on.

Based upon and subject to the foregoing we are of the opinion that:

1.	The issuance of the Rights has been duly authorized and, when the Rights are distributed to holders of Common Stock as contemplated in the Registration Statement, such Rights will be validly issued and constitute binding obligations of the Registrant under Relevant Law (as defined below), subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

1177 Avenue of the Americas   New York NY 10036-2714   Phone 212.715.9100   Fax 212.715.8000

990 Marsh Road   Menlo Park CA 94025-1949   Phone 650.752.1700   Fax 650.752.1800

47 Avenue Hoche   75008 Paris France   Phone (33-1) 44 09 46 00   Fax (33-1) 44 09 46 01

www.kramerlevin.com

Kramer Levin Naftalis & Frankel LLP

2.	The issuance and sale of the Rights Shares upon exercise of the Rights have been duly authorized, and when (a) the holders of the Rights have complied with the terms of the Rights Certificate in connection with the exercise thereof, and (b) the Rights Shares are issued and paid for as contemplated by the Rights Certificate, the Rights Shares will be validly issued, fully paid and nonassessable under Relevant Law.

We do not express any opinion with respect to any law other than the laws of the State of New York and the General Corporation Law of the State of Delaware (“Relevant Law”). This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

1177 Avenue of the Americas   New York NY 10036-2714   Phone 212.715.9100   Fax 212.715.8000

990 Marsh Road   Menlo Park CA 94025-1949   Phone 650.752.1700   Fax 650.752.1800

47 Avenue Hoche   75008 Paris France   Phone (33-1) 44 09 46 00   Fax (33-1) 44 09 46 01

www.kramerlevin.com